  EXHIBIT 99.2

TPT Global Tech Chairman & CEO Stephen J. Thomas III to Address The World Conference of Mayors Board

City leaders are expected to be in attendance while others will tune in virtually to hear how TPT is conducting technology transfer and availability to benefit communities across the nation

SAN DIEGO, CA / ACCESSWIRE / March 2, 2022 / TPT Global Tech, Inc. ("TPTW" or the "Company") (OTCQB:TPTW) today announced its Chairman & CEO will be addressing The World Conference of Mayors Board of Directors and other public attendees on Friday, March 4th between 1 pm and 3 pm in Tuskegee, Alabama. The WCM meeting coincides with the Board Meeting of the Historic Black Towns and Settlements Alliance, Inc. which will hold its gathering at the same time. Mr. Thomas will be addressing the company's overall technology goals and how such availability and technology transfer can positively impact towns and cities across the nation and the globe.

The World Conference of Mayors, Inc. was founded in 1984 and serves as a non-profit, non-political worldwide conference of Mayors, former Mayors, and other elected and appointed local public figures. Its mission is to help provide access to a combination of technical assistance, professional governmental training, and dedication. Collectively, the Conference works to stimulate positive and constructive relations between mayors internationally based on interlocking interests and concerns.

"I am honored and proud to have been selected as a keynote speaker to address such an array of leaders from around the country and the world," said Stephen Thomas, Chairman & CEO of TPT Global Tech. "Our communications technologies, medical testing and reporting systems, and software, and other aspects and offerings of TPT align well with the needs and desires of this organization. I intend to provide an overview of our strategic offerings that I hope each and every attendee can see as a benefit to the communities they are connected to."

About TPT Global Tech

TPT Global Tech, Inc. based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. TPT MedTech offers its QuikPASS and QuikLAB testing, check and verification systems for Covid-19 and other infectious diseases and is operating domestically and internationally. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media, and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories and Global Roaming Cell phones.

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For more information about how TPT Global Tech's technologies and to schedule a call with CEO Stephen Thomas, please contact Shep Doniger at 561-637-5750 and sdoniger@bdcginc.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

Shep Doniger

561-637-5750

sdoniger@bdcginc.com

IR-Frank Benedetto

619-915-9422

SOURCE: TPT Global Tech, Inc.

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